PIONEER POWER SOLUTIONS, INC. 8-K

EXHIBIT 99.1

Pioneer Power Announces Conclusive Settlement with Myers Power Products

Agreement Ends Dispute, Eliminates All Prior Injunctions

Fort Lee, NJ, December 4, 2020 / PRNewswire / – Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer Power” or the “Company”), a company engaged in the manufacture, sale and service of electrical transmission, distribution and on-site power generation equipment, today announced that it has finalized a conclusive settlement with Myers Power Products, Inc. (“Myers”), a specialty electrical products manufacturer.

As previously disclosed, in January of 2016, Myers filed suit with the Superior Court of the State of California, County of Los Angeles, against Pioneer Power, Pioneer Custom Electrical Products Corp. (“PCEP”) and two PCEP employees who are former employees of Myers, alleging, among other things, that Pioneer Power wrongly used and retained confidential business information of Myers. Myers obtained two preliminary injunctions that, among other things, prohibited Pioneer Power from distributing a one-time special cash dividend to its shareholders and pursuing certain strategic transactions. As part of the settlement, these injunctions were dissolved, and all litigation and appeals related to the action have been dismissed with prejudice. The parties executed full releases of all known and unknown claims, thereby eliminating all such restrictions on Pioneer Power. Terms of the settlement were not disclosed.

“Putting this situation behind us removes certain roadblocks and impediments to Pioneer’s growth ambitions,” commented Nathan Mazurek, Pioneer Power’s Chief Executive Officer. “Nevertheless, even while navigating this legal challenge, management has been laying the groundwork for the next phase of Pioneer’s evolution, specifically focused on the cleantech space where Pioneer already has existing products and services that address this market. Concurrently, we are evaluating other avenues to increase shareholder value, including dividends, share buybacks and divesting non-core assets. We are glad to put this matter behind us and intend to accelerate value creation efforts.”

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. manufactures, sells and services a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. The Company’s principal products include switchgear and engine-generator controls, complemented by a national field-service network to maintain and repair power generation assets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Safe Harbor Statement:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the success of the Company’s allocation of the proceeds from the sale of its transformer business, (ii) the Company’s ability to expand its business through strategic acquisitions, (iii) the fact that many of the Company’s competitors are better established and have significantly greater resources, and may subsidize their competitive offerings, (iv) the Company’s dependence on a few large customers for a material portion of its sales, (v) the potential loss or departure of key personnel, (vi) market acceptance of existing and new products, (vii) general economic and market conditions, (viii) unanticipated increases in raw material prices or disruptions in supply, (ix) the fact that the Company’s Chairman controls a majority of the Company’s combined voting power, and may have, or may develop in the future, interests that may diverge from yours, (x) reported material weaknesses in the Company’s internal control over financial reporting, and (xi) the fact that future sales of large blocks of the Company’s common stock may adversely impact the Company’s stock price. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

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